EXHIBIT 23.2





As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated February 7, 1997 included in Dendrite International, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                                 ARTHUR ANDERSEN LLP